Exhibit 10.25

HURON CONSULTING GROUP INC.

DIRECTORS’ COMPENSATION FOR 2005 AND 2006 SUMMARY SHEET

ANNUAL BOARD RETAINER[1]	$40,000
(Paid in 4 installments)

ANNUAL COMMITTEE CHAIRMANSHIP RETAINER[1]
(Paid in 4 installments)

Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$7,500

BOARD MEETING FEE	$1,000

COMMITTEE MEETING FEE	$1,000

EQUITY RETAINER[2]
Grant of Restricted Common Stock Upon Appointment	15,000 Shares
Annual Grant of Restricted Common Stock	5,700 Shares

[1]	Annual retainers are prorated to reflect the portion of the year that the director serves on the board. The annual board retainer was increased from $20,000 to $40,000 effective July 1, 2005.
[2]	On October 1, 2005, independent directors, except for Mr. John Moody, received a one-time catch-up grant of 5,050 shares of restricted common stock and the annual grant of 5,700 shares of restricted common stock. Mr. John Moody, who was appointed to the board on November 8, 2005, received a grant of 15,000 shares of restricted common stock on December 1, 2005. These awards vest pro-ratably over a three-year period on the first day of each quarter beginning on January 1, 2006.